    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 2002
                                                   REGISTRATION NO. ____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                 --------------

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              MINNESOTA                                         41-1356476
    (State or Other Jurisdiction of                          (I.R.S. Employer
    Incorporation or Organization)                          Identification No.)

       6000 NATHAN LANE NORTH
       MINNEAPOLIS, MINNESOTA                                     55442
(Address of Principal Executive Offices)                        (Zip Code)


                        1992 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                GREGORY T. BARNUM
                             CHIEF FINANCIAL OFFICER
                     COMPUTER NETWORK TECHNOLOGY CORPORATION
                             6000 NATHAN LANE NORTH
                          MINNEAPOLIS, MINNESOTA 55442
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (763) 268-6100
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

========================= ==================== ======================= ========================= =====================
                                                      PROPOSED                 PROPOSED
                             AMOUNT TO BE         MAXIMUM OFFERING        MAXIMUM AGGREGATE           AMOUNT OF
  TITLE OF SECURITIES       REGISTERED (1)      PRICE PER SHARE (2)       OFFERING PRICE (2)       REGISTRATION FEE
    TO BE REGISTERED
------------------------- -------------------- ----------------------- ------------------------- ---------------------
Common Stock,
par value $0.01
per share (including            400,000                $21.12                 $8,448,000                 $2,019
preferred share                 shares
purchase rights)
========================= ==================== ======================= ========================= =====================

(1) This Registration Statement relates to an additional 400,000 shares of common stock to be registered pursuant to the 1992 Employee Stock Purchase Plan, for which 1,100,000 shares have previously been registered pursuant to the Registrant's Registration Statement Numbers 33-83264, 33-48954, 33-68356, 333-31851, 333-59947, and 333-80793.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant's Common Stock as reported on the NASDAQ National Market System on January 10, 2002.


================================================================================

PART II

            INFORMATION REQUIRED BY GENERAL INSTRUCTION E TO FORM S-8


1.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The contents of the Registrant's Registration Statement Numbers 33-83264, 33-48954, 33-68356, 333-31851, 333-59947, and 333-80793 are
         incorporated in this Registration Statement by reference.

2.       EXHIBITS ( REQUIRED OPINIONS AND CONSENTS)

         Exhibit           Description
         -------           -----------
         5.1               Opinion of Leonard, Street and Deinard Professional Association

         23.1              Consent of Leonard, Street and Deinard Professional Association to the filing of its opinion as an exhibit to this Registration Statement (included in Exhibit 5.1).

         23.2              Consent of KPMG LLP

         23.3              Consent of PricewaterhouseCoopers LLP

         24.1              Power of Attorney of Thomas G. Hudson

         24.2              Power of Attorney of Jeffrey A. Bertelsen

         24.3              Power of Attorney of Patrick W. Gross

         24.4              Power of Attorney of Erwin A. Kelen

         24.5              Power of Attorney of Lawrence McLernon

         24.6              Power of Attorney of John A. Rollwagen

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 9, 2002.

                                       COMPUTER NETWORK TECHNOLOGY CORPORATION

                                       By: /s/ Gregory T. Barnum
                                           -------------------------------------
                                           Gregory T. Barnum,
                                           Chief Financial Officer

                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of Computer Network Technology Corporation hereby appoints Gregory T. Barnum as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                                      DATE
                  ---------                                     -----                                      ----
/s/ *
--------------------------------------               President and Chief Executive                  January 9, 2002
Thomas G. Hudson                                     Officer (Principal Executive
                                                     Officer) and Director
/s/ Gregory T. Barnum
---------------------------------------              Chief Financial Officer (Principal             January 9, 2002
Gregory T. Barnum                                    Financial Officer)

/s/ *
---------------------------------------              Corporate Controller and Treasurer             January 9, 2002
Jeffrey A. Bertelsen                                 (Principal Accounting Officer)

/s/ *
---------------------------------------              Director                                       January 9, 2002
Patrick W. Gross

/s/ *
---------------------------------------              Director                                       January 9, 2002
Erwin A. Kelen

/s/ *
---------------------------------------              Director                                       January 9, 2002
Lawrence McLernon

/s/ *
---------------------------------------              Director                                       January 9, 2002
John A. Rollwagen


     * By /s/ Gregory T. Barnum
          -----------------------------
          Attorney-in-fact


                                INDEX TO EXHIBITS

Exhibit                                                                                              Page
-------                                                                                              ----
   5.1        Opinion of Leonard, Street and Deinard Professional Association..................Electronically Filed

   23.1       Consent of Leonard, Street and Deinard Professional Association to
              the filing of its opinion as an exhibit to this registration statement
              (included in Exhibit 5.1)........................................................Electronically Filed

   23.2       Consent of KPMG LLP..............................................................Electronically Filed

   23.3       Consent of PricewaterhouseCoopers LLP............................................Electronically Filed

   24.1       Power of Attorney of Thomas G. Hudson ...........................................Electronically Filed

   24.2       Power of Attorney of Jeffrey A. Bertelsen........................................Electronically Filed

   24.3       Power of Attorney of Patrick W. Gross............................................Electronically Filed

   24.4       Power of Attorney of Erwin A. Kelen..............................................Electronically Filed

   24.5       Power of Attorney of Lawrence McLernon...........................................Electronically Filed

   24.6       Power of Attorney of John A. Rollwagen...........................................Electronically Filed



                                      II-4